JOHN K. BAKER
W. CHRISTOPHER BARRIER
SHERRY P. BARTLEY
STEVE BAUMAN
R. T. BEARD, III
C. DOUGLAS BUFORD, JR.
FREDERICK K. CAMPBELL1
MICHELLE H. CAULEY
CHARLES B. CLIETT, JR.4
KEN COOK
DOAK FOSTER1
BYRON FREELAND
ALLAN GATES1
KATHLYN GRAVES
HAROLD W. HAMLIN
JEFFREY W. HATFIELD
L. KYLE HEFFLEY
DONALD H. HENRY
M. SAMUEL JONES III
JOHN ALAN LEWIS
WALTER E. MAY
LANCE R. MILLER
STUART P. MILLER
T. ARK MONROE, III1
MARSHALL S. NEY
ANNE S. PARKER
LYN P. PRUITT
CHRISTOPHER T. ROGERS
JEFFREY L. SINGLETON
DERRICK W. SMITH1
STAN D. SMITH
MARCELLA J. TAYLOR
JEFFREY THOMAS1
NICHOLAS THOMPSON1
WILLIAM H.L. WOODYARD, III, P.A.
WALTER G. WRIGHT, JR.
LEIGH ANNE YEARGAN
425 WEST CAPITOL AVENUE, SUITE 1800
LITTLE ROCK, ARKANSAS 72201-3525
TELEPHONE 501-688-8800
FAX 501-688-8807
WRITER’S DIRECT DIAL
501-688-8800
June 23, 2008
TRAV BAXTER
DAWN D. BICKER
5DELENA C. HURST
P. BENJAMIN COX
COURTNEY C. CROUCH, III
JACY M. DAUGHERTY
7JENNY T. GARRETT
JOHN K. HARRIMAN
BEN D. JACKSON
MARGARET A. JOHNSTON
TONY JUNEAU
JENNIFER R. PIERCE
CRISTINA SAN ROMAN
JEFFREY L. SPILLYARDS
ZACHARY T. STEADMAN
8JAMIE METZ SWEENEY
MARY CATHERINE WOOD
OF COUNSEL
JOSEPH W. GELZINE
3HERMANN IVESTER
1H. MAURICE MITCHELL
JOHN S. SELIG
JEAN D. STOCKBURGER
RICHARD A. WILLIAMS
COUNSEL
9HEATHER M. BELL
JEFFREY H. DIXON
6JILL GRIMSLEY DREWYOR
2ANTON L. JANIK, JR.
TODD L. NEWTON
SHANNON S. SMITH
1 ALSO ADMITTED IN DISTRICT OF COLUMBIA
2 ALSO ADMITTED IN COLORADO
3 ALSO ADMITTED IN THE U.S. PATENT
AND TRADEMARK OFFICE
4 ALSO ADMITTED IN ARIZONA AND TEXAS
5 ALSO ADMITTED IN TEXAS AND COLORADO
6 ALSO ADMITTED IN OKLAHOMA
7 ALSO ADMITTED IN LOUISIANA
8 ALSO ADMITTED IN FLORIDA AND VIRGINIA
9 ONLY ADMITTED IN CALIFORNIA
ALL OTHERS ADMITTED IN ARKANSAS

Board of Directors
Home BancShares, Inc.
719 Harkrider, Suite 100
Conway, Arkansas 72032
Gentlemen:
     We are acting as counsel to Home BancShares, Inc., an Arkansas corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission pursuant to Rule 462(a) under the Securities Act of 1933, as amended, relating to the registration of an indeterminate amount of participation interests in the Home BancShares, Inc. 401(k) Plan, as amended (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents:
     1. An executed copy of the Registration Statement.
     2. The Restated Articles of Incorporation of the Company, with all amendments thereto, as certified by the Secretary of State of the State of Arkansas on the date hereof, and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
     3. The Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

Board of Directors
Home BancShares, Inc.
June 23, 2008

     4. The Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
     5. Resolutions or certifications of resolutions of the Board of Directors of the Company adopted on December 31, 2005, May 15, 2006, January 19, 2007, and June 18, 2008, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the adoption of and amendments to the Plan and arrangements in connection therewith and to the Registration Statement.
     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     This opinion letter is based as to matters of law solely on the Arkansas Business Corporation Act of 1987, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.
     Based upon, subject to and limited by the foregoing, we are of the opinion that, at the time of effectiveness of the Registration Statement, the participation interests in the Plan to be extended to participants in the Plan will be, when issued in accordance with the Plan, validly issued, and the shares of the Company’s common stock, par value $0.01 per share, outstanding at the time of effectiveness of the Registration Statement that may be purchased by the Plan will, upon purchase, be legally issued, fully paid and non-assessable.
     This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Mitchell, Williams, Selig,
Gates & Woodyard, P.L.L.C.
MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.

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